Exhibit 24.1

THE SHERWIN-WILLIAMS COMPANY

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of The Sherwin-Williams Company, an Ohio corporation (the “Company”), hereby constitutes and appoints each of Heidi G. Petz, Allen J. Mistysyn, Mary L. Garceau, and Stephen J. Perisutti, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys in-fact of the undersigned to execute and file with the Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended, and any rules and regulations of the SEC, a registration statement on Form S-8, including post-effective amendments (the “Registration Statement”), in connection with The Sherwin-Williams Company 2025 Equity and Incentive Compensation Plan, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 16th day of April, 2025.

Signature		Signature

/s/ Heidi G. Petz	Chair, President and Chief Executive Officer, Director
Heidi G. Petz

/s/ Kerrii B. Anderson	Director	/s/ Marta R. Stewart	Director
Kerrii B. Anderson		Marta R. Stewart

/s/ Jeff M. Fettig	Director	/s/ Michael H. Thaman	Director
Jeff M. Fettig		Michael H. Thaman

/s/ Robert J. Gamgort	Director	/s/ Matthew Thornton III	Director
Robert J. Gamgort		Matthew Thornton III

/s/ Aaron M. Powell	Director	/s/ Thomas L. Williams	Director
Aaron M. Powell		Thomas L. Williams